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                                                                    EXHIBIT 10.1


                                 AMENDMENT NO. 1
                                       TO
                            1995 EMPLOYMENT AGREEMENT
                                     BETWEEN
                                CYTRX CORPORATION
                                       AND
                                 JACK J. LUCHESE

         This Amendment No. 1 ("Amendment") to Employment Agreement is made and executed this 16th day of April, 1997, by and between CYTRX CORPORATION ("CytRx" or the "Company"), a Delaware corporation having its principal place of business at 154 Technology Parkway, Technology Park/Atlanta, Norcross, Georgia 30092, and JACK J. LUCHESE ("Mr. Luchese") who currently resides at 3030 Castle Pines Drive, Duluth, Georgia 30136.

         WHEREAS, the Company and Mr. Luchese have heretofore entered into an amended and restated Employment Agreement, dated as of March 7, 1995 (the "1995 Agreement");

         WHEREAS, the Compensation Committee of the Board of Directors of the Company at its meeting on April 16, 1997, approved certain changes to the terms of the 1995 Agreement, consistent with Mr. Luchese and the Company entering into a separate Change in Control Employment Agreement (the "Change in Control Employment Agreement") concurrently with such amendment;

         WHEREAS, the Company and Mr. Luchese desire to modify the 1995 Agreement to delete the provisions therein relating to a change in control of the Company;

         NOW, THEREFORE, in consideration of the mutual covenants and promises made in this Amendment, the parties do hereby agree as follows:

1. DELETION OF PARAGRAPH 8 "CHANGE IN CONTROL". Paragraph 8 of the 1995 Agreement be and hereby is deleted in its entirety, effective upon the execution by the Company and Mr. Luchese of that certain Change in Control Employment Agreement dated on or about April 16, 1997.

2. AMENDMENT TO PARAGRAPH 6(C)(4). Paragraph 6(c)(4) of the 1995 Agreement be and hereby is amended by deleting the parenthetical phrase "(as defined in Paragraph 8 hereof)" and substituting therefor the following "(as defined in such warrant)".
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3.       AMENDMENT TO PARAGRAPH 12(B).  Paragraph  12(b) of the 1995 Agreement
be and hereby is amended by deleting the reference therein to Paragraph 8.

4. AMENDMENT TO PARAGRAPH 3(A). Paragraph 3(a) of the 1995 Agreement be and hereby is amended by deleting the fourth sentence thereof and substituting therefor the following: "The base salary may be increased in any year based on Mr. Luchese's performance, but will not be decreased."

5. EFFECT OF AMENDMENT. All provisions of the 1995 Agreement not modified by the provisions of this Amendment shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal on the day and year first above written.



                                     /s/ Jack J. Luchese
                                     -----------------------------------------
                                     Jack J. Luchese



Attest:                              CYTRX CORPORATION:


/s/ Mark W. Reynolds                 /s/ William B. Fleck
---------------------                -----------------------------------------
Corporate Secretary                  By:      William B. Fleck
(CORPORATE SEAL)                     Title:   Vice President - Human Resources